Exhibit 3.1
CERTIFICATE OF FORMATION
of
CENTEX CREDIT COMPANY, LLC
     The undersigned hereby adopts the following Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act:
ARTICLE I
     The name of the limited liability company is Centex Credit Company, LLC (the “Company”).
ARTICLE II
     The address of the Company’s registered office and the name and address of its registered agent for service of process are as follows:
Corporation Service Company
2711 Centerville Road, Suite 400
City of Wilmington, County of New Castle, Delaware 19808
ARTICLE III
     This Company shall dissolve on December 31, 2100, unless earlier dissolved pursuant to the provisions of the Limited Liability Company Agreement of the Company or applicable law.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of this 9th day of February, 2001.

/s/ Kathleen B. McCarney
Kathleen B. McCarney
Authorized Person

Centex Credit Corporation
d/b/a Centex Home Equity Corporation
2728 North Harwood Street
Dallas, Texas 75201
February 9, 2001
State of Delaware
Secretary of State
Wilmington, Delaware
To Whom It May Concern;
Re: Center Credit Company, LLC
Consent to Use of Company Name
Please be advised that Centex Credit Corporation, a Nevada corporation that is qualified to transact business in the State of Delaware, does hereby permit and consent to the use of the name “Centex Credit Company, LLC” by the limited liability company intending to form and to do business under such name in the state of Delaware.
Any questions regarding the above matter should be directed to Kathleen McCarney at (214) 981-6524.

Sincerely yours, Centex Credit Corporation
By:	/s/ Kathleen B. McCarney
Kathleen B. McCarney
Assistant Secretary

cc:	Anne E. Sutherland

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF FORMATION
OF
CENTEX CREDIT COMPANY, LLC
*****
     It is hereby certified that:
1.	The name of the limited liability company (the “limited liability company”) is Centex Credit Company, LLC; and
2.	The certificate of formation of the limited liability company is hereby amended by striking out Article I thereof and by substituting in lieu of said Article I the following new Article I:
     “The name of the limited liability company is Centex Home Equity Company, LLC.”
     IN WITNESS WHEREOF, Centex Credit Company, LLC has caused this Amendment to its Certificate of Formation to be signed by Kathleen B. McCarney, an authorized officer, this 14th day of March, 2001.

CENTEX CREDIT COMPANY, LLC
By:	/s/ Kathleen B. McCarney
Kathleen B. McCarney
Assistant Secretary

CERTIFICATE OF MERGER OF
CENTEX CREDIT CORPORATION
AND
CENTEX HOME EQUITY COMPANY, LLC
It is hereby certified that:
1.	The entities participating in the merger herein certified are:
(i)	Centex Credit Corporation, a corporation, which is organized under the laws of the State of Nevada; and

(ii)	Centex Home Equity Company, LLC, a limited liability company, which is formed under the laws of the State of Delaware.
2.	An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid entities in accordance with the provisions of subsection (b) of Section 18-209 of the Delaware Limited Liability Company Act.

3.	The name of the surviving limited liability company in the merger herein certified is Centex Home Equity Company, LLC, which will continue its existence as said surviving limited liability company under its present name upon the effective date of said merger pursuant to the provisions of the Delaware Limited Liability Company Act.

4.	The Agreement and Plan of Merger between the aforesaid entities provides that the merger herein certified shall be effective on September 30, 2001.

5.	The executed Agreement and Plan of Merger between the aforesaid entities is on file at a place of business of the aforesaid surviving limited liability company, the address of which is as follows: 2728 North Harwood Street, Dallas, Texas 75201-1516.

6.	A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving limited liability company, on request, and without cost, to any member of the aforesaid surviving limited liability company or any stockholder in the terminating corporation.

CENTEX HOME EQUITY COMPANY, LLC, a Delaware limited liability company
By:	/s/ Raymond G. Smerge
Raymond G. Smerge
Secretary

Dated: 13 September 2001

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF FORMATION
OF
CENTEX HOME EQUITY COMPANY, LLC
It is hereby certified that:
1.	The name of the limited liability company (the “limited liability company”) is Centex Home Equity Company, LLC;
2.	The certificate of formation of the limited liability company is hereby amended by striking out Article I thereof and by substituting in lieu of said Article I the following new Article I:
“The name of the limited liability company is Nationstar Mortgage LLC.”; and
3.	The effective date of this change shall be July 12, 2006.
IN WITNESS WHEREOF, Centex Home Equity Company, LLC has caused this Amendment to its Certificate of Formation to be signed by Anthony H. Barone, an authorized officer, this 21 day of June, 2006.

CENTEX HOME EQUITY COMPANY, LLC
By:	/s/ Anthony H. Barone
	Name:	Anthony H. Barone
	Title:	6/21/06